UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2024

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2024, Archrock, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Evercore Group L.L.C., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. as representatives of the several underwriters (the “Underwriters”), relating to the previously announced underwritten offering of 11,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and such offering, the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,650,000 additional shares of Common Stock. On July 23, 2024, the Underwriters exercised this option in full.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriter may be required to make because of any of those liabilities.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-267523) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on September 20, 2022, including the prospectus forming a part of the Registration Statement, a preliminary prospectus supplement, which was filed with the SEC on July 22, 2024, and a final prospectus supplement, which was filed with the SEC on July 23, 2024, pursuant to Rule 424(b) under the Securities Act.

The Offering closed on July 24, 2024. The Company intends to use the approximately $256.4 million of net proceeds from the Offering to fund the cash portion of the purchase price for the Company’s previously announced acquisition of 100% of the issued and outstanding membership interests of Total Operations and Production Services, LLC (the “Transaction”), along with cash on hand, borrowings under the Company’s revolving credit facility and, opportunistically to the extent market conditions warrant, other debt financings. In the event that the Transaction is not completed, the proceeds from the Offering will be used for general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01 Other Events.

On July 23, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information above is being furnished pursuant to this Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished with this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of July 22, 2024, by and among the Company and J.P. Morgan Securities LLC, Evercore Group L.L.C., Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
99.1	Press Release dated July 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARCHROCK, INC.

Date: July 24, 2024

	By:	/s/ Stephanie C. Hildebrandt
		Name:	Stephanie C. Hildebrandt
		Title:	Senior Vice President, General Counsel and Corporate Secretary